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                                                                 Exhibit 10.12

                               SUBLEASE AGREEMENT

      This Sublease Agreement ("Sublease") is made as of the 15th day of June, 1999 by and between FASTech Integration, Inc., a Delaware corporation, having an address at 15 Elizabeth Drive, Chelmsford, Massachusetts 01824 ("Sublandlord") and Gomez Advisors, Inc., a Delaware corporation, having an address at 97 Lowell Road, Concord, MA 01742 ("Subtenant").

      WHEREAS, FASTech Integration Inc., as tenant, and Lawrence P. Smith and David P. Norton, as Trustees of Old Bedford Road Realty Trust (together, with its successor-in-interest, LadyLin Properties Limited Partnership, "Prime Landlord") entered into an Office Lease dated May 14, 1991, as amended by Amendment No. 1 of Lease dated as of May 21, 1992, as further amended by Second Amendment to Lease dated as of August 22, 1994, as further amended by Third Amendment to Lease dated as of May 4, 1995, as further amended by Fourth Amendment to Lease dated as of August 28, 1995, as further amended by Fifth Amendment to Lease dated as of June 1, 1996 (together, the "Prime Lease") pursuant to which Sublandlord leased from Prime Landlord certain space more particularly described in the Prime Lease (herein referred to as the "Premises") in the building known as 55 Old Bedford Road, Lincoln, Massachusetts (the "Building"), a copy of which Prime Lease is attached as Exhibit A hereto; and

      WHEREAS, Sublandlord desires to sublease to Subtenant and Subtenant desires to hire from Sublandlord a portion of the Premises on the first floor of the Building consisting of approximately twenty-two thousand five hundred (22,500) rentable square feet, as cross-hatched on the floor plan attached hereto as Exhibit B (the "Sublease Premises") upon all the terms and conditions hereinafter set forth;

      NOW, THEREFORE, in consideration of the mutual agreements herein contained, Sublandlord and Subtenant, for themselves, their successors and assigns, hereby agree as follows:

      1. Sublease. Upon the terms and conditions hereinafter set forth, Sublandlord hereby subleases to Subtenant and Subtenant hereby hires from Sublandlord the Sublease Premises. Subtenant shall also have (i) the exclusive right to use twenty-two (22) parking spaces in the parking areas on the Lot (as defined in the Prime Lease) which are designated for Sublandlord's exclusive use as Tenant under the Prime Lease, and (ii) the nonexclusive right to use other parking spaces in the parking areas on the Lot which are available for Sublessor's use as Tenant under the Prime Lease, subject to the terms of the Prime Lease and Prime Landlord's rights thereunder. Notwithstanding anything to the contrary contained herein, Subtenant shall have no right to use any portion of the Storage Space (as defined in the Prime Lease).

      2. Term. The term of this Lease ("Term") shall commence on July 1, 1999 (the "Commencement Date"), and, unless earlier terminated as herein provided, shall end on September 30, 2000. Notwithstanding the foregoing, Subtenant may, at its sole risk, occupy the Sublease Premises or any part thereof, prior to the Commencement Date, for the purposes of installing wiring, or fixturing or otherwise readying the Sublease Premises for Subtenant's use, in which event Subtenant's occupancy shall be subject to all of the terms, covenants and conditions set forth herein, except that Subtenant shall not be obliged to pay Fixed Rent, or

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additional rent for electricity during any such period of pre-term occupancy.
Such pre-term occupancy shall be conditioned upon Subtenant and Subtenant's agents, contractors, workmen, mechanics, suppliers and invitees, working in harmony with Sublandlord and Sublandlord's agents and with other tenants and occupants of the Building. If at any time such entry shall cause or threaten to cause disharmony or interference therewith, Sublandlord shall have the right to withdraw such right of entry upon twenty-four (24) hours written notice to Subtenant.

      3. Rent. During the Term, Subtenant shall pay to Sublandlord on the Commencement Date and on the first day of each month thereafter fixed rent ("Fixed Rent") at the rate of Three Hundred Ninety-Seven Thousand Five Hundred Dollars($397,500.00) per annum, payable in equal installments of Thirty-Three Thousand One Hundred Twenty Five Dollars ($33,125.00) per calendar month, and proportionately at such rate for any partial month.

      Subtenant shall also pay Sublandlord on the Commencement Date and on the first day of each month thereafter during the Term, additional rent on account of electricity for the Sublease Premises not separately metered at the rate of Twenty-Two Thousand Five Hundred and 00/100 Dollars ($22,500.00) per annum, payable in equal installments of One Thousand Eight Hundred Seventy-Five and 00/100 Dollars ($1,875.00) per calendar month, and proportionately at such rate for any partial month. In addition, Subtenant shall reimburse Sublandlord for its pro rata share of any charges in excess of the foregoing that Sublandlord is required to pay in connection with the Premises pursuant to Section 7.2 of the Prime Lease.

      4. Payment of Fixed Rent and Additional Rent. Fixed Rent and additional rent for electricity, and all other charges, costs, and expenses payable by Subtenant under this Sublease shall be paid to Sublandlord at the office of Sublandlord set forth above or at such other place as Sublandlord may designate, as and when the same become due and payable, without notice or demand therefor and without any deduction, credit, set-off, counterclaim, or abatement whatsoever. In every case in which Subtenant is required to pay to Sublandlord a sum of money and said sum (or portion thereof) is not paid on or prior to the fifth day following the due date thereof, Subtenant shall pay a late fee of Two Hundred Dollars ($200.00), plus interest at an annual rate of fifteen percent (15%) shall be payable from the date said sum becomes due and payable until the date the amount is paid.

      Within three (3) business days of full execution and Prime Landlord's approval of this Sublease, Subtenant agrees to pay to Sublandlord $140,000.00 representing payment of the first three (3) months' Fixed Rent and additional rent due under Sections 4 and 5 above, together with one (1) month's security deposit as security for Subtenant's faithful performance of Subtenant's obligations hereunder. If Subtenant fails to pay Fixed Rent, additional rent, or any other charges due hereunder, or otherwise defaults with respect to any provision of this Sublease, Sublandlord may use all or any portion of said security deposit for the payment of any Fixed Rent, additional rent, or any other charge due hereunder, to pay any other sum to which Sublandlord may become obligated by reason of Subtenant's default, or to compensate Sublandlord for any loss or damage which Sublandlord may suffer hereunder. If Sublandlord so uses or applies all or any portion of said security deposit, Subtenant shall, within ten
(10) days after written demand therefor, deposit cash with Sublandlord in an amount sufficient to restore said security deposit to its full amount.


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Sublandlord shall not be required to keep said security deposit separate from its general accounts. If Subtenant performs all of Subtenant's obligations hereunder, said security deposit, or so much thereof as has not heretofore been applied by Sublandlord, shall be returned, without payment of interest or other amount for its use, to Subtenant at the expiration of the Term, provided Subtenant has vacated the Sublease Premises in accordance with the terms hereof. No trust relationship is created herein between Sublandlord and Subtenant with respect to said security deposit. Subtenant acknowledges that the security deposit is not an advance payment of any kind or a measure of Sublandlord's damages in the event of Subtenant's default. Subtenant will look solely to Sublandlord for recovery of the security deposit.

      5. Construction. Subtenant hereby accepts delivery of the Sublease Premises in their "as-is" condition, as of the date hereof, free and clear of Sublandlord's furniture and equipment, except for those items mutually agreed by Sublandlord and Subtenant which are to remain in the Sublease Premises. Subtenant acknowledges that no representations with respect to the condition of the Sublease Premises and the fixtures therein have been made to Subtenant. Alterations, additions and improvements shall conform to and be governed by the provisions of the Prime Lease and as provided in the Prime Lease shall be part of the Building. All such work shall be performed in accordance with plans and specifications therefor which shall have first been submitted to and approved by Prime Landlord and Sublandlord. Subtenant agrees to pay promptly when due the entire cost of any work done on the Sublease Premises by Subtenant, its agents, employees or independent contractors and not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the Sublease Premises or the Building and immediately to discharge any such liens which may so attach. All alterations, installations and renovations to the Sublease Premise other than those set forth on Exhibit C shall be subject to the prior written consent of Sublandlord and Prime Landlord.

      6. Use. The Sublease Premises may be used only for first class office space, research and design, testing of computer-related equipment, and for no other use whatsoever.

      7. Utilities. Subtenant shall pay for all utilities consumed by it in the Sublease Premises directly to the utility companies furnishing the same if the utility is metered separately to the Sublease Premises. Neither Sublandlord nor Prime Landlord shall in any way be liable or responsible to Subtenant for any loss, damage or expense which Subtenant may sustain or incur if, during the Term, either the quantity or the character of the utilities servicing the Sublease Premises is changed or is no longer available or suitable for Subtenant's requirements.

      8. Sublease. This Sublease is subject to and subordinate in all respects to the Prime Lease, and Subtenant shall not do or permit to be done anything, or omit to do anything, or permit to be omitted to be done, anything which is, or with the giving of notice or the passage of time or both would be, a default under the Prime Lease or could cause such a default.

      Not in limitation of the foregoing, there is attached to this Sublease as Exhibit A, a copy of the Prime Lease which Sublandlord hereby warrants and represents is a true and correct copy. Sublandlord hereby warrants and represents that except as set forth in Exhibit A, the Prime Lease has not been amended or modified in any way. Sublandlord further warrants and represents to Subtenant that the Prime Lease is in full force and effect without default on the part of


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Sublandlord (as Tenant thereunder) or, to the best of Sublandlord's knowledge,
Prime Landlord. Sublandlord agrees that it will not terminate the Prime Lease without the prior written consent of Subtenant and that it will not enter into an agreement with the Prime Landlord to terminate this Sublease. Sublandlord further agrees that it will not amend the Prime Lease in any manner that will materially and adversely affect the rights or obligations of Subtenant under this Sublease without in each instance obtaining the prior written consent of Subtenant, which consent may be withheld or conditioned at Subtenant's sole discretion; provided, however, Subtenant agrees to consent or reject any such amendment promptly after receipt of Sublandlord's written request for Subtenant's consent to any such amendment.

      Sublandlord agrees to perform all of its obligations as Tenant under the Prime Lease, except to the extent that the same have been assumed by Subtenant under this Sublease. Sublandlord agrees to request Prime Landlord to perform its obligations under the Prime Lease, to the extent the same apply to the Sublease Premises. Sublandlord further agrees to deliver to Subtenant copies of any notice of default given by Sublandlord to Prime Landlord or given from Prime Landlord to Sublandlord, promptly following the giving or receiving of any such notice, as the case may be, with respect to alleged defaults under the Prime Lease, to the extent the same apply to the Sublease Premises. If Sublandlord defaults under the Prime Lease beyond the expiration of any applicable grace period, to the extent Sublandlord elects not to cure such default, Sublandlord agrees to assign to Subtenant any rights it may have to cure such default and Sublandlord agrees to reasonably cooperate with Subtenant to the extent necessary to cure such default, provided Sublandlord shall incur no costs incident to such assignment.

      Subtenant agrees to abide by all of the covenants and conditions of the Prime Lease (including all rules and regulations promulgated by Prime Landlord) as if the same were fully set forth herein to the extent that said covenants and conditions pertain to the Sublease Premises and the occupancy and use thereof by Subtenant and Subtenant agrees to be bound by and to perform and to comply with the provisions of the Prime Lease as if it were the "Tenant" as that term is used in the Prime Lease and as if the term "Premises" as that term is used therein were the Sublease Premises demised under this Sublease, except to the extent this Sublease expressly provides terms and conditions different from those set forth in the Prime Lease. Subtenant shall not be bound by any provisions of the Prime Lease requiring the payment of money, it being agreed that the only payment obligations of Subtenant are as set forth in this Lease. If the Prime Lease shall terminate for any reason prior to the termination or expiration of this Sublease, Subtenant shall attorn to and become the Subtenant of Prime Landlord, and as such Subtenant, shall pay directly to Prime Landlord Fixed Rent, additional rent and all other payments required to be made by Subtenant under the provisions of this Sublease and shall observe all the covenants, terms and conditions of this Sublease and all the covenants, terms and conditions of the Prime Lease to the extent required under this Sublease.

      9. Assignment and Subletting. Except as provided herein, Subtenant shall not assign, mortgage, pledge, encumber or otherwise transfer, whether by operation of law or otherwise, this Sublease or the term and estate hereby granted or any interest herein or therein, and neither the Sublease Premises nor any part thereof will be encumbered in any manner by reason of any act or omission on the part of Subtenant or used or occupied or permitted to be used or occupied by anyone other than Subtenant or for any use or purpose other than a use


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which is permitted hereunder to be sublet (which term without limitation will include granting of concessions, licenses and the like) in whole or in part or be offered or advertised for assignment or subletting without, in each instance, having first received the prior written consent of Sublandlord, which Sublandlord may in its sole discretion withhold. The provisions of the foregoing sentence shall apply to a transfer by one or more shareholders of Subtenant's stock (or a series of transfers) of the majority of the stock of Subtenant as if such transfer of the majority of Subtenant's stock were an assignment of this Sublease. As additional rent, Subtenant shall reimburse Sublandlord and Prime Landlord promptly for reasonable legal and other expenses incurred by Sublandlord and Prime Landlord in connection with any requests by Subtenant for consent to an assignment or subletting. The provisions of Article V of the Prime Lease are hereby made expressly applicable to Subtenant so that Prime Landlord shall have against Subtenant all the rights with respect to any assignment or subletting which are set forth in said Article V (provided, however, that Subtenant shall not have the benefit of any additional rights granted to Sublandlord, as Tenant, under said Article V).

      10. Repairs. It is understood that Prime Landlord has certain obligations to make repairs as set forth in Section 6.2 of the Prime Lease. Sublandlord shall have no obligation or liability to Subtenant in the event that Prime Landlord does not make such repairs except that Sublandlord shall request that Prime Landlord make any such repairs. Subtenant agrees that it will keep the Sublease Premises neat and clean and maintain the Sublease Premises in good order, condition and repair excepting only for ordinary wear and tear, those repairs for which Prime Landlord is responsible under the terms of the Prime Lease, damage by fire and other casualty, and as a consequence of the exercise of the power of eminent domain, or where the repairs are caused by any act or neglect of Sublandlord or any contractor of Sublandlord; and Subtenant shall surrender the Sublease Premises and all alterations, improvements, and additions thereto at the end of the Term in such condition, first removing all goods and effects of Subtenant and repairing any damage caused by such removal and restoring the Sublease Premises and leaving them clean and neat. Subtenant shall not permit or commit any waste, and Subtenant shall be responsible for the cost of repairs that may be necessary by reason of damage to any portions of the Building caused by Subtenant, Subtenant's contractors or Subtenant's invitees.

      11. Self-Help. If Subtenant shall at any time default in the performance of any obligations under this Sublease, Sublandlord shall have the right, but shall not be obligated, to enter upon the Sublease Premises and to perform such obligation notwithstanding the fact that no specific provision for such substituted performance by Sublandlord is made in this Sublease with respect to such default. In performing any such obligations, Sublandlord may make any payment of money or perform any other act. All sums so paid by Sublandlord (together with interest at the higher of (i) an annual rate of 18%, or (ii) the maximum rate permitted by law) and all necessary incidental costs and expenses in connection with the performance of any such act by Sublandlord, shall be deemed to be additional rent under this Sublease and shall be payable to Sublandlord immediately on demand. Sublandlord may exercise the foregoing rights without waiving any other of its rights or releasing Subtenant from any of its obligations under this Sublease.


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      12. No Damage. Except as otherwise expressly provided in this Sublease,
Sublandlord shall not be liable to Subtenant for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business arising from the necessity of Prime Landlord, Sublandlord or their respective agents entering the Sublease Premises for any purpose in this Sublease authorized, or for repairing the Sublease Premises or any portion of the Building however the necessity may occur. In case Sublandlord is prevented or delayed from making any repairs, alterations or improvements, or furnishing any services or performing any other covenant or duty to be performed on Sublandlord's part, by reason of any cause reasonably beyond Sublandlord's control, including, without limitation, strike, lockout, breakdown, accident, order or regulation of or by any governmental authority, or failure of supply, or inability by the exercise of reasonable diligence to obtain supplies, parts or employees necessary to furnish such services, or because of war or other emergency, or for any cause due to any act or neglect of Subtenant or Subtenant's servants, agent, employees, licensees or any person claiming by, through or under Subtenant, Sublandlord shall not be liable to Subtenant therefor, nor, except as expressly otherwise provided in this Sublease, shall Subtenant be entitled to any abatement or reduction of Fixed Rent or additional rent by reason thereof, nor shall the same give rise to a claim in Subtenant's favor that such failure constitutes actual or constructive, total or partial, eviction from the Sublease Premises.

      13. Indemnity and Insurance.

      13.1. To the maximum extent this agreement may be made effective according to law, Subtenant agrees to indemnify and save harmless Sublandlord from and against all claims of whatever nature arising from any act, omission or negligence of Subtenant, or Subtenant's contractors, licensees, invitees, agents, servants or employees, or arising from any accident, injury or damage whatsoever caused to any person, or to the property of any person, occurring after the date that possession of the Sublease Premises is first delivered to Subtenant and until the end of the Term and thereafter so long as Subtenant is in occupancy of any part of the Sublease Premises, in or about the Sublease Premises or arising from any accident, injury or damage occurring outside the Sublease Premises but within the Building, where such accident, injury or damage results, or is claimed to have resulted, from an act or omission on the part of Subtenant or Subtenant's agents or employees, licensees, invitees or contractors, except to the extent caused by Sublandlord's gross negligence.

      This indemnity and hold harmless agreement shall include indemnity against all costs, expenses and liabilities incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof with counsel acceptable to Sublandlord.

      13.2. Subtenant agrees to maintain in full force and effect from the date upon which Subtenant first enters the Sublease Premises for any reason, throughout the Term, and thereafter, so long as Subtenant is in occupancy of any part of the Sublease Premises, the policies of general liability and property damage insurance of the type and in the amounts and subject to the conditions which are required of Sublandlord as Tenant under Section 9.2 of the Prime Lease, which policies shall name Sublandlord and Prime Landlord as insured parties.


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      Subtenant agrees that, as a condition to first entering upon the Sublease
Premises, Sublandlord and Prime Landlord shall be furnished with a duplicate original(s) or certificate(s) of the insurance required to be maintained by Subtenant under this Section 15.2.

      13.3. To the maximum extent that this agreement may be made effective according to law, Subtenant agrees to use and occupy the Sublease Premises and to use such other portions of the Building and the common areas thereof as Subtenant is herein given the right to use at Subtenant's own risk; and Sublandlord shall have no responsibility or liability for any loss of or damage to fixtures or other personal property of Subtenant, except for loss of or damage to such fixtures or such personal property to the extent caused by the gross negligence of Sublandlord. The provisions of this Section 15.3 shall be applicable from and after the execution of this Sublease and until the end of the Term, and during such further period as Subtenant may use or be in occupancy of any part of the Sublease Premises or of the Building.

      13.4. To the maximum extent that this agreement may be made effective according to law, Subtenant agrees that Sublandlord shall not be responsible or liable to Subtenant, or to those claiming by, through or under Subtenant, for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of premises adjacent to or connecting with the Sublease Premises or any part of the Building, or otherwise, or for any loss or damage resulting to Subtenant or those claiming by, through or under Subtenant, or its or their property, from the breaking, bursting, stopping or leaking of electric cables and wires, and water, gas, sewer or steam pipes.

      14. Fire, Damage, and Taking. If during the Term the Sublease Premises or the Building shall be wholly or substantially damaged or destroyed by fire or other casualty or taken by eminent domain, then Sublandlord may terminate this Sublease by giving notice thereof to Subtenant and thereupon this Sublease shall terminate as if the date of termination were originally stated as the date of expiration hereof. If, as a result of any damage by fire or other casualty or taking by eminent domain, the Sublease Premises are rendered unusable in whole or in substantial part, then Sublandlord shall have the right to terminate this Sublease and if Sublandlord does not exercise said right, Fixed Rent and other charges hereunder shall be equitably and proportionately abated to the extent the Sublease Premises are not usable by Subtenant, it being understood that Sublandlord has no obligation to make any effort to restore the Sublease Premises or any other portion of the Building, except to request Prime Landlord to perform its obligations, if any, under the Prime Lease. All taking awards in respect of any eminent domain taking shall be Sublandlord's property.

      15. Default. If:

      (a) Subtenant shall fail to pay Fixed Rent, additional rent or any other charges for which provisions are made herein on or before the date on which the same become due and payable, and the same continues for three (3) days after written notice from Sublandlord thereof; or

      (b) Sublandlord having rightfully given the written notice specified in subdivision (a) above more than twice in a period of 365 days, Subtenant shall thereafter in the


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            same 365-day period fail to pay Fixed Rent, additional rent or any other charges on or before the date on which the same becomes due and payable; or

      (c) Subtenant shall cause a default by Sublandlord, as Tenant, under the Prime Lease continuing beyond the expiration of any applicable grace period; or

      (d) Subtenant shall fail to perform or observe any other term or condition contained in this Sublease and Subtenant shall not commence to cure such failure within fifteen (15) days after written notice from Sublandlord to Subtenant thereof and promptly and diligently complete the curing of the same; or

      (e) Sublandlord having rightfully given the written notice specified in subdivision (d) above more than twice in a period of 365 days, Subtenant shall thereafter in the same 365-day period fail to perform or observe any other term or condition contained in this Sublease; or

      (f) The estate hereby created shall be taken on execution or by other process of law and such taking shall not be discharged within twenty
            (20) days, or if Subtenant shall be judicially declared bankrupt or insolvent according to law, or if any assignment or trust mortgage arrangement shall be made of the property of Subtenant for the benefit of creditors, or if a receiver, guardian, conservator, trustee in involuntary bankruptcy or other similar officer shall be appointed to take charge of all or any substantial part of Subtenant's property by a court of competent jurisdiction and such proceeding is not dismissed within sixty (60) days after such appointment, or if a petition shall be filed for the reorganization of Subtenant under any provisions of the Bankruptcy Act now or hereafter enacted and such proceeding is not dismissed within sixty
            (60) days after it is begun, or if Subtenant shall file a petition for such reorganization, or for arrangements under any provisions of the Bankruptcy Act now or hereafter enacted and providing a plan for a debtor to settle, satisfy or extend the time for payment of debts;

then, and in any of said cases (notwithstanding any license of a former breach of covenant or waiver of the benefit hereof or consent in a former instance), Sublandlord lawfully may, immediately or at any time thereafter, and without demand or notice, enter into and upon the Sublease Premises or any part thereof in the name of the whole and repossess the same as Sublandlord's former estate, and expel Subtenant and those claiming through or under Subtenant and remove its or their effects (forcibly, if necessary) without being guilty of any manner of trespass, and without prejudice to any remedies which might otherwise be used for arrears of rent or preceding breach of covenant, and, upon entry as aforesaid, Sublandlord shall have the right, by notice to Subtenant, forthwith to terminate this Sublease; and Subtenant covenants and agrees, notwithstanding any entry or re-entry by Sublandlord, whether by summary proceedings, termination, or otherwise, to pay and be liable for, on the days identified in
Section 3 above for the payment thereof, amounts equal to the several installments of Fixed Rent, additional rent and all other charges reserved as would, under the terms of this Sublease, become due if this Sublease had not been terminated or if Sublandlord had not entered or re-entered, as aforesaid, and whether the Sublease Premises be relet or remain vacant, in whole or in part, and for a period


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

less than the remainder of the Term or for the whole thereof, but, in the event the Sublease Premises be relet by Sublandlord, Subtenant shall be entitled to a credit in the net amount of rent and other charges received by Sublandlord in reletting, after deduction of all expenses incurred in reletting the Sublease Premises (including, without limitation, remodeling costs, brokerage fees and the like), and in collecting the rent in connection therewith, in the following manner:

      Amounts received by Sublandlord after reletting shall first be applied against such Sublandlord's expenses, until the same are recovered, and until such recovery, Subtenant shall pay, as of the day when a payment would fall due under this Sublease, the amount which Subtenant is obligated to pay under the terms of this Sublease (Subtenant's liability prior to any such reletting and such recovery not in any way to be diminished as a result of the fact that such reletting might be for a rent higher than the rent provided for in this Sublease); when and if such expenses have been completely recovered, the amounts received from reletting by Sublandlord as have not previously been applied shall be credited against Subtenant's obligations as of each day when a payment would fall due under this Sublease, and only the net amount thereof shall be payable by Subtenant. Further, amounts receivable by Sublandlord from such reletting for any period shall be credited only against obligations of Subtenant allocable to such period, and shall not be credited against obligations of Subtenant hereunder accruing subsequent or prior to such period; nor shall any credit of any kind be due for any period after the date when the Term of this Sublease is scheduled to expire according to its terms.

      Nothing contained in this Sublease shall limit or prejudice the right of Sublandlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Sublease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

16.   Miscellaneous.

      16.1. Failure on the part of either party to complain of any action or non-action on the part of the other party no matter how long the same may continue, shall never be a waiver by such party of any of its rights hereunder. Further, no waiver at any time of any of the provisions hereof by either party shall be construed as waiver of any of the other provisions hereof and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval of either party to or of any action by the other party requiring such consent or approval shall not be construed to waive or render unnecessary such party's consent or approval to or of any subsequent similar act by the other party. No payment by either party or acceptance by the other party of a lesser amount than shall be due from such party to the other party shall be treated otherwise than as a payment on account. Acceptance by Sublandlord of a check for a lesser amount with endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full, shall be given no effect, and Sublandlord may accept such check without prejudice of any other rights or remedies which Sublandlord may have against Subtenant.


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      16.2. No act or thing done by Sublandlord during the term of this Sublease shall be deemed an acceptance of a surrender of the Sublease Premises and no agreement to accept such surrender shall be valid, unless in writing signed by Sublandlord. No employee of Sublandlord or of Sublandlord's agent shall have any power to accept the keys to the Sublease Premises prior to termination of this Sublease and delivery of keys to any employee or agent shall not operate as termination of this Sublease or a surrender of the Sublease Premises.

      16.3. The parties hereto agree that Cliff Hurley of CRESA Partners, Mark Roth of Cushman & Wakefield of Massachusetts, Inc., Patrick Cavanaugh of Lynch Murphy Walsh & Partners and Jim Boudrot of Hunneman & Company (collectively, the "Agents") were the only brokers, finders or agents responsible for procuring this Sublease. By separate agreement, Sublandlord agrees to compensate Agents for their services as Agents. Each party hereto warrants and represents that the services of no other broker, finder or agent were involved in the procurement of this Sublease, and each party agrees to indemnify and hold harmless the other from any and all loss or damage caused by the breach of this warranty and representation.

      16.4. If any term or provision of this Sublease or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Sublease or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby and each term and provision of this Sublease shall be valid and be in force to the fullest extent permitted by law.

      16.5. Subtenant, subject to the terms and provisions of this Sublease and to Subtenant's timely paying Fixed Rent and all additional rent and observing and keeping and performing all of the terms and provision of this Sublease on Subtenant's part to be observed, kept and performed, shall lawfully, peaceably and quietly have, hold, occupy and enjoy the Sublease Premises during the term of this Sublease without hindrance or objection by any persons claiming under Sublandlord to have title to the Sublease Premises superior to Subtenant and Subtenant shall have access to the Sublease Premises twenty-four (24) hours per day, seven (7) days per week (subject to Prime Landlord's card key access system as provided in the Prime Lease). It is understood and agreed that this covenant and any and all other covenants of Sublandlord contained in this Sublease shall be binding upon Sublandlord only with respect to breaches occurring during the period Sublandlord has an interest herein. In no event shall Sublandlord or Prime Landlord ever be liable to Subtenant for any loss of business or any other direct, indirect, special, punitive, incidental, or consequential damages, including without limitation lost profits or revenues, suffered by Subtenant for or by whatever cause, even if Sublandlord and/or Prime Landlord are informed of their possibility.

      16.6. The obligations of this Sublease shall inure to the benefit of and be binding upon the successors and assigns, respectively, of Sublandlord and Subtenant.

16.7. Whenever by the terms of this Sublease notice, demand or other communications shall or may be given, the same shall be in writing and shall be sent by registered or certified mail, postage prepaid, hand delivered, or sent by recognized private express carrier to the Sublandlord and Subtenant at the respective addresses set forth on page 1 above. All such notices shall be


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

effective when received. Either party may change the address to which notices are to be sent to it by notice to the other party given in accordance with this
Section 18.7.

      16.8. Each party will promptly furnish to the other party, or to anyone whom such party designates, a statement in writing of the status of any matter pertaining to this Sublease, including without limitation, acknowledgment of the extent to which each party is in compliance with its obligations under the terms of this Sublease.

      16.9. Casualty insurance carried by either party with respect to the Sublease Premises or property therein or thereon shall, if it can be so written without additional premium or with additional premium which the other party agrees to pay, include a clause or endorsement denying to the insurer rights of subrogation against the other-party to the extent rights have been waived by the insured prior to occurrence of loss. Each party, notwithstanding any provisions of this Sublease to the contrary, hereby waives any rights of recovery against the other for loss due to assets covered by such insurance.

      16.10. This Sublease shall be governed exclusively by the provisions hereof and by the laws of the Commonwealth of Massachusetts, as the same may from time to time exist.

      16.11. Any holding over by Subtenant at the expiration of the term of this Sublease shall be treated as a tenancy at sufferance at twice the Fixed Rent and other charges herein (pro-rated on a daily basis), and shall otherwise be on the terms and conditions set forth in this Sublease as far as applicable.

      16.12. Employees or agents of Sublandlord and Subtenant have no authority to make or agree to make a lease or any other agreement or undertaking in connection herewith. The submission of this document for examination and negotiation does not constitute an offer to Sublease, reservation of, or option for the Sublease Premises. This document shall become effective and binding only upon both (i) the execution and delivery hereof by both Sublandlord and Subtenant, and (ii) upon the written approval of Prime Landlord.

      16.13. Subtenant shall have the right, at Subtenant's sole cost and expense, to erect an antenna dish on the roof of the Building, provided that Subtenant first obtains the prior written consent of Prime Landlord. In the event Prime Landlord so consents, such antenna dish (which shall be of a size approved by Prime Landlord) shall be installed at the location on the roof designated by Prime Landlord, in accordance with plans approved by Prime Landlord and otherwise in compliance with all applicable laws, rules, regulations and orders. In the event of such installation, Subtenant shall indemnify and save harmless Sublandlord and Prime Landlord from and against all claims of whatever nature arising from or related to the installation, use and/or removal of such antenna dish by Subtenant, its agents, contractors and/or invitees.

      16.14. Subtenant acknowledges and agrees that it shall be solely responsible for providing security to the Sublease Premises.


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

      16.15. Sublandlord shall use reasonable efforts to assist Sublessee's efforts to obtain Prime Landlord's permission for installation of an emergency generator on the Sublease Premises.

      16.16. Notwithstanding anything contained herein to the contrary, Sublandlord may elect to lease the Premises other than the Sublease Premises (the "Expansion Space") to a third party, it being understood that if Sublandlord and a third party enter into a letter of intent for the Expansion Space ("Letter of Intent"), then, provided a Default has not occurred, (a) Sublandlord or Sublandlord's broker shall verbally notify Subtenant of its election to enter into said Letter of Intent, (b) no more than five (5) days after such verbal notification, Sublandlord shall notify Subtenant in writing, which notice shall set forth the material terms and provisions of such Letter of Intent, and (c) Subtenant shall have the right to accept the terms of said Letter of Intent, provided that if Subtenant fails to (i) notify Sublandlord within two (2) business days after receipt of such notice or (ii) execute and deliver an amendment to the Sublease within five (5) business days after receipt thereof, time being of the essence, then Subtenant's rights to the Expansion Space shall be deemed null and void.

      16.17. Sublandlord shall provide Subtenant with pass cards providing access to the Sublease Premises, the Building and all other areas of the Lot, including, without limitation, the parking areas allocated to Subtenant, as set forth in Section 2.2 of the Prime Lease.

      WITNESS the execution under seal as of this 15th day of June, 1999.

SUBTENANT                                   SUBLANDLORD

GOMEZ ADVISORS, INC.                        FASTECH INTEGRATION, INC.


By:  /s/  Frederic G. Hammond               By:  /s/ Steven Herbert
    -------------------------------             ------------------------------
      Its Vice President                          Its Corporate Controller
      Hereunto duly authorized                    Hereunto duly authorized


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